First Commonwealth Announces First Quarter 2007 Financial Results

Net Interest Margin Continues to Improve

INDIANA, Pa., April 19 /PRNewswire-FirstCall/ -- First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced today the financial results for the first quarter of 2007.
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First Quarter Results
First Commonwealth reported first quarter 2007 net income of $10.9 million or $0.15 per diluted share compared to $12.9 million or $0.19 per diluted share in the same period last year. First quarter results in 2007 reflected charges related to the separation agreement for the Company's former President and Chief Executive Officer, higher marketing expenses, and an increased provision for loan losses partly offset by an increase in non-interest income.
John J. Dolan, President and Chief Executive Officer stated, "Net interest margin saw improvement compared to 2006. Investments continue to run-off as part of our prudent long-term management of the balance sheet. We are implementing a new strategic plan to position First Commonwealth as the financial services organization of first choice in our marketplace through a renewed emphasis on providing exceptional products, services, and convenience to our clients and communities."

Net Interest Income
Net interest income for the first quarter of 2007 decreased $196 thousand, or 0.5%, to $41.3 million from $41.4 million in the first quarter of 2006. First quarter 2007 net interest margin (net interest income as a percentage of average earning assets on a fully tax-equivalent basis) increased five basis points (0.05%) to 3.36%, compared with 3.31% in the corresponding period last year. The improvement in net interest margin resulted primarily from the balance sheet positioning strategy of limiting the reinvestment of investment securities proceeds and reducing borrowings. This strategy was in response to the inverted yield curve environment. Average investment securities decreased $174.3 million, or 9.4%, and average borrowings declined $407.6 million, or 28.6%, in the first quarter of 2007 compared to the same period in 2006.

Non-Interest Income
Non-interest income for the first quarter of 2007 increased $1.1 million, or 11.0%, to $11.4 million from $10.3 million in the first quarter of 2006. Net securities gains increased $542 thousand, service charges on deposit accounts increased $296 thousand or 7.7% and income from bank owned life insurance increased $115 thousand or 8.4%. The growth in service charges on deposit accounts was due to the addition of branch locations from the acquisition of Laurel Savings Bank in August 2006 and the opening of new de novo offices, as well as increased fee structures. The increase in bank owned life insurance was the result of additional policies obtained from the Laurel Savings Bank acquisition. Total non-interest income, exclusive of net securities gains, increased $588 thousand, or 5.7%, in the first quarter of 2007 compared to the first quarter of 2006.

Non-Interest Expense
Total non-interest expense for the first quarter of 2007 increased $2.2 million, or 6.1%, to $37.8 million from $35.6 million in the corresponding quarter last year primarily from the increase in salaries and employee benefits of $927 thousand, the increase in advertising expense of $752 thousand and the increase in intangible amortization of $305 thousand. The increase in salaries and employee benefits was the result of the separation agreement with the Company's former President and Chief Executive Officer in the amount of $746 thousand in addition to $405 thousand in expenses associated with the Laurel Savings Bank acquisition. Advertising expenses increased as a result of strategic plan initiatives. The increase in intangible amortization was due to the Laurel Savings Bank acquisition.

Income Tax
Income tax expense decreased $1.3 million for 2007 compared to 2006. First Commonwealth's effective tax rate was 8.7% in the first quarter of 2007 compared to 15.1% in the same period in 2006. Tax-free income represented a larger percentage of income before income taxes which contributed to this reduction. Pretax income in the quarter ended March 31, 2007 decreased $3.3 million, or 21.7%, compared to the same period last year.

Credit Quality and Provision for Credit Losses
As of March 31, 2007, total nonperforming loans decreased $1.9 million or 12.6% to $12.9 million compared to March 31, 2006. Loans past due in excess of 90 days and still accruing declined $661 thousand, or 4.6%, from March 31, 2006 to March 31, 2007 and net credit losses in the first quarter 2007 decreased $135 thousand from the comparable period in 2006.
The provision for credit losses for the first quarter of 2007 increased $2.1 million to $3.0 million from the $908 thousand reported in the first quarter of 2006. The lower provision in 2006 was primarily due to a decrease in substandard loans. The provision for the three months ended March 31, 2007 exceeded net credit losses by $731 thousand. In the first quarter of 2007, management continued to monitor the performance of a $29.0 million commercial credit relationship, which was previously disclosed to have deteriorated in the second quarter of 2006. This credit was not 90 days past due or on a nonaccrual status at March 31, 2007. Management believes that the allowance for credit losses is at a level deemed sufficient to absorb losses inherent in the loan portfolio at March 31, 2007. First Commonwealth does not have any exposure to sub-prime mortgage loans.

About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 110 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the effects of actions taken during 2007 on First Commonwealth's future financial performance. Forward-looking statements describe First Commonwealth's future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include among other things:

--	Adverse changes in the economy or business conditions, either nationally or in First Commonwealth's market areas could increase credit-related losses and expenses and/or limit growth.

--	Increases in defaults by borrowers and other delinquencies could result in increases in First Commonwealth's provision for losses on loans and related expenses.
--	Fluctuations in interest rates and market prices could reduce net interest margin and asset valuations and increase expenses.
--	Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.
--	Other risks and uncertainties described in First Commonwealth's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
	For the Quarter Ended
	March 31,
	2007	2006
	(dollars in thousands, except share data)
Interest Income
Interest and fees on loans	$63,913	$58,314
Interest and dividends on
investments:
Taxable interest	16,145	17,585
Interest exempt from Federal
income taxes	3,371	3,219
Dividends	733	603
Interest on Federal funds sold	24	46
Interest on bank deposits	11	14
Total interest income	84,197	79,781

Interest Expense
Interest on deposits	31,585	23,384
Interest on short-term borrowings	4,946	6,364

Interest on subordinated debentures	2,117	2,054
Interest on other long-term debt	4,298	6,532
Total interest on long-term debt	6,415	8,586

Total interest expense	42,946	38,334

Net Interest Income	41,251	41,447
Provision for credit losses	2,979	908
Net Interest Income after provision
for credit losses	38,272	40,539

Non-Interest Income
Net securities gains	605	63
Trust income	1,418	1,394
Service charges on deposit accounts	4,165	3,869
Insurance commissions	730	719
Income from bank owned life insurance	1,490	1,375
Card related interchange income	1,485	1,298
Other operating income	1,533	1,578
Total non-interest income	11,426	10,296

Non-Interest Expense
Salaries and employee benefits	20,284	19,357
Net occupancy expense	3,353	3,402
Furniture and equipment expense	2,717	2,767
Advertising expense	1,095	343
Data processing expense	954	795
Pennsylvania shares tax expense	1,469	1,350
Intangible amortization	870	565
Other operating expenses	7,027	7,014
Total non-interest expense	37,769	35,593

Income before income taxes	11,929	15,242
Applicable income taxes	1,034	2,304
Net Income	$10,895	$12,938

Average Shares Outstanding	73,113,823	69,469,709
Average Shares Outstanding Assuming
Dilution	73,370,678	69,918,151
Per Share Data:
Basic Earnings Per Share	$0.15	$0.19
Diluted Earnings Per Share	$0.15	$0.19
Cash Dividends Declared per Common Share	$0.170	$0.170

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
	March 31,	December 31,
	2007	2006
	(dollars in thousands, except share data)
Assets
Cash and due from banks	$84,137	$95,134
Interest-bearing bank deposits	463	985
Securities available for sale, at
market value	1,557,247	1,644,690
Securities held to maturity, at
amortized cost,
(Market value $79,628 in 2007 and
$80,156 in 2006)	78,092	78,501
Loans:
Portfolio loans	3,703,545	3,783,874
Unearned income	(47)	(57)
Allowance for credit losses	(43,379)	(42,648)
Net loans	3,660,119	3,741,169

Premises and equipment, net	70,916	68,901
Other real estate owned	1,663	1,507
Goodwill	160,759	160,366
Amortizing intangibles, net	15,999	16,869
Other assets	231,817	235,794

Total assets	$5,861,212	$6,043,916

Liabilities
Deposits (all domestic):
Noninterest-bearing	$525,387	$522,451
Interest-bearing	3,830,000	3,803,989
Total deposits	4,355,387	4,326,440
Short-term borrowings	309,895	500,014
Other liabilities	45,318	52,681
Subordinated debentures	108,250	108,250
Other long-term debt	470,032	485,170
Total long-term debt	578,282	593,420

Total liabilities	5,288,882	5,472,555

Shareholders' Equity
Preferred stock, $1 par value per
share, 3,000,000 shares authorized,
none issued	0	0
Common stock, $1 par value per share,
100,000,000 shares authorized;
75,100,431 shares issued and
73,980,901 shares outstanding in
2007;75,100,431 shares issued and
73,916,377 shares outstanding in 2006	75,100	75,100
Additional paid-in capital	207,958	208,313
Retained earnings	320,734	322,415
Accumulated other comprehensive
loss, net	(6,224)	(7,914)
Treasury stock (1,119,530 and
1,184,054 shares at March 31, 2007
and December 31, 2006, respectively,
at cost)	(14,138)	(14,953)
Unearned ESOP shares	(11,100)	(11,600)
Total shareholders' equity	572,330	571,361

Total liabilities and shareholders'
equity	$5,861,212	$6,043,916
Book value per share	$7.74	$7.73
Market value per share	$11.75	$13.43

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA

	Quarter To Date Average Balance Sheets and
	Net Interest Analysis at March 31,
	(dollars in thousands)

		2007
	Average	Income/	Yield or
	Balance	Expense	Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$622	$11	6.75%
Tax-free investment securities	300,025	3,371	7.01%
Taxable investment securities	1,380,899	16,878	4.96%
Federal funds sold	1,871	24	5.30%
Loans, net of unearned income (b)(c)(d)	3,737,477	63,913	7.14%
Total interest-earning assets	5,420,894	84,197	6.58%

Noninterest-earning assets:
Cash	83,093
Allowance for credit losses	(43,321)
Other assets	485,980
Total noninterest-earning assets	525,752
Total Assets	$5,946,646

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$582,560	$2,571	1.79%
Savings deposits (e)	1,122,522	6,081	2.20%
Time deposits	2,110,361	22,933	4.41%
Short-term borrowings	438,139	4,946	4.58%
Long-term debt	581,290	6,415	4.48%
Total interest-bearing liabilities	4,834,872	42,946	3.60%

Noninterest-bearing liabilities and
capital:
Noninterest-bearing demand deposits (e)	503,477
Other liabilities	30,027
Shareholders' equity	578,270
Total noninterest-bearing
funding sources	1,111,774
Total Liabilities and
Shareholders' Equity	$5,946,646

Net Interest Income and Net Yield on
Interest-Earning Assets		$41,251	3.36%

		2006
	Average	Income/	Yield or
	Balance	Expense	Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$1,041	$14	5.31%
Tax-free investment securities	280,673	3,219	7.16%
Taxable investment securities	1,574,530	18,188	4.68%
Federal funds sold	4,162	46	4.53%
Loans, net of unearned income (b)(c)(d)	3,650,953	58,314	6.68%
Total interest-earning assets	5,511,359	79,781	6.13%

Noninterest-earning assets:
Cash	77,807
Allowance for credit losses	(40,282)
Other assets	426,722
Total noninterest-earning assets	464,247
Total Assets	$5,975,606
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$558,100	$1,913	1.39%
Savings deposits (e)	1,179,984	4,982	1.71%
Time deposits	1,773,440	16,489	3.77%
Short-term borrowings	630,035	6,364	4.10%
Long-term debt	796,961	8,586	4.37%
Total interest-bearing liabilities	4,938,520	38,334	3.15%

Noninterest-bearing liabilities and
capital:
Noninterest-bearing demand deposits (e)	480,733
Other liabilities	28,770
Shareholders' equity	527,583
Total noninterest-bearing
funding sources	1,037,086
Total Liabilities and
Shareholders' Equity	$5,975,606
Net Interest Income and Net Yield on
Interest-Earning Assets		$41,447	3.31%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale in 2006.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes net loan fees.
(e)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
	Asset Quality Data
	(dollars in thousands)

	For the Quarter Ended
	March 31,
	2007	2006

Loans on nonaccrual basis	$12,746	$14,599
Troubled debt restructured loans	157	170
Total nonperforming loans	$12,903	$14,769
Loans past due in excess of 90 days
and still accruing	$13,644	$14,305
Loans outstanding at end of period (a)	$3,703,498	$3,652,087
Average loans outstanding (b)	$3,737,477	$3,650,953
Allowance for credit losses	$43,379	$38,017
Nonperforming loans as a percentage
of total loans	0.35%	0.40%
Net credit losses	$2,248	$2,383
Net credit losses as a percentage of
average loans outstanding (annualized)	0.24%	0.26%
Allowance for credit losses as a
percentage of average loans outstanding	1.16%	1.04%
Allowance for credit losses as a
percentage of nonperforming
loans	336.19%	257.41%
Other real estate owned	$1,663	$1,499

(a)	Includes loans held for sale of $553 thousand in 2006.
(b)	Includes average loans held for sale of $1.2 million in 2006.

	Profitability Ratios
	(dollars in thousands)

	For the Quarter Ended
	March 31,
	2007	2006
Return on average assets	0.74%	0.88%
Return on average equity	7.64%	9.95%
Efficiency ratio (FTE) (c)	66.98%	64.35%
Fully tax equivalent adjustment	$3,715	$3,570

(c)	Efficiency ratio is "total non-interest expense" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis," plus "total non-interest income."

SOURCE First Commonwealth Financial Corporation
-0-	04/19/2007
/CONTACT:    Edward J. Lipkus III, Executive Vice President and Chief Financial Officer, +1-724-349-7220/ /First Call Analyst: / /FCMN Contact: / /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20030416/FIRSTLOGO AP Archive: http://photoarchive.ap.org PRN Photo Desk, photodesk@prnewswire.com/